UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

MYCOTOPIA THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56022	87-0645794
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

100 SE 2nd St, Suite 2000

Miami, Florida 33131

(Address of Principal Executive Offices)

(954) 233-3511

(Registrant's Telephone Number including Area Code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement.

On May 18, 2022, Mycotopia Therapies Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) whereby the Company was to merge with a wholly owned subsidiary of PSLY.com. Simultaneously E.iVentures, Inc. (“E.i”) was to merge with a separate wholly owned subsidiary of PSLY.com.

On February 16, 2023, the parties to the Agreement mutually agreed to terminate the Agreement and release each other. The preceding description of the termination is qualified in its entirety by reference to the Termination of Agreement and Plan of Merger dated February 16, 2023, and provided herewith as an Exhibit to this Current Report.

Item 7.01 Regulation FD Disclosure.

On February 21, 2023, the Company, PSLY.com and E.i Ventures issued a joint press release announcing the termination of the Agreement and Plan of Merger, the withdrawal of the PSLY.com’s S-4 filing with the SEC and the withdrawal of PSLY.com’s Nasdaq application.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Termination of Agreement and Plan of Merger
99.1	Press Release Announcing Termination of Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mycotopia Therapies, Inc.
a Nevada corporation

Date: February 21, 2023	By: /s/Ben Kaplan
Name: Ben Kaplan
Title: Chief Executive Officer and Principal Accounting Officer